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                                                                    Exhibit 23.1

                              DELOITTE & TOUCHE LLP

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-91263 of El Sitio, Inc. of our report dated October 22, 1999 (October 28, 1999 as to the effects of the share split described in Note 3 and November 5, 1999 as to the last sentence in the second paragraph in Note 14) appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Certified Public Accountants
Miami, Florida
December 2, 1999